UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2010
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Wells Credit Facility
     On December 30, 2010, Southwest Convenience Stores, LLC, a Texas limited liability company (“SCS”), and Skinny’s, LLC, a Texas limited liability company (“Skinny’s”), entered into an Amended and Restated Credit Agreement (as amended and restated, the “Wells Credit Facility”) by and among SCS and Skinny’s, as Borrowers (the “Borrowers”), the lenders party thereto and Wells Fargo Bank, National Association, a national banking association (“Wells”), as Administrative Agent and Issuing Bank. SCS and Skinny’s are wholly-owned subsidiaries of Alon USA Energy, Inc. (the “Company”).
     The Wells Credit Facility amends and restates that certain Credit Agreement, dated June 29, 2007, among SCS, the lenders party thereto and Wachovia Bank, National Association, a national banking association and predecessor to Wells (the “Original Term Loan”). The amendment to the Original Term Loan reinstated the original facility size from $73.4 million, the outstanding amount under the Original Term Loan as of December 30, 2010, to $93.4 million, the approximate original availability under the Original Term Loan as of June 29, 2007. The $93.4 million Wells Credit Facility consists of the $73.4 million existing term loan (the “Existing Term Loan”), a $10.0 million additional term loan (the “Additional Term Loan”) and $10.0 million of revolving credit capacity (the “Revolver”). As of December 30, 2010, an aggregate amount of $93.4 million was outstanding under the Wells Credit Facility.
     The Wells Credit Facility terminates on December 30, 2015. Borrowings under the Existing Term Loan bear interest at a Eurodollar rate plus 2.00% per annum with principal payments to be made in quarterly installments based on a 15-year amortization schedule. Borrowings under the Additional Term Loan bear interest at a Eurodollar rate plus 2.75% per annum with principal payments to be made in quarterly installments based on a 5-year amortization schedule. Borrowings under the Revolver bear interest at a Eurodollar rate plus 2.75% per annum.
     Except as described herein, the material terms of the Original Term Loan remain significantly unchanged by the Wells Credit Facility.
     A copy of the Wells Credit Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Wells Credit Facility contained herein is qualified in its entirety by reference to the full text thereof.
Grant of Stock Appreciation Rights
     On January 5, 2011, the Company made grants of Stock Appreciation Rights (“SARs”) to an executive officer and other key personnel pursuant to the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Compensation Plan”). Among the SARs granted on January 5, 2011, a grant of 5,000 SARs was made to Mr. Michael Oster, our Senior Vice President of Mergers and Acquisitions and a named executive officer of the Company at a grant price of $16.00 per share as follows: The SARs granted on January 5, 2011 vest as follows: 50% on January 5, 2013, 25% on January 5, 2014 and 25% on January 5, 2015 and are exercisable during the 365-day period following the date of vesting. When exercised, the

January 5, 2011 SARs are convertible into shares of the Company’s Common Stock, par value $0.01 per share (“Alon Common Stock”), the number of which will be determined at the time of exercise by calculating the difference between the closing price of Alon Common Stock on the date of exercise and the grant price of the SARs (the “Spread”), multiplying the Spread by the number of SARs being exercised and then dividing the product by the closing price of Alon Common Stock on the date of exercise.
     The SARs described above are evidenced by agreements in the form adopted by the Company for the purpose of evidencing grants of this type, which form is attached to the Current Report on Form 8-K filed on January 27, 2010 as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01-Wells Credit Facility is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth above in Item 1.01-Grant of Stock Appreciation Rights is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of December 30, 2010, among Southwest Convenience Stores, LLC, Skinny’s, LLC, the lenders party thereto and Wells Fargo Bank, National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Sarah Braley Campbell
Secretary

Date: January 6, 2011

     (d) Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of December 30, 2010, among Southwest Convenience Stores, LLC, Skinny’s, LLC, the lenders party thereto and Wells Fargo Bank, National Association.